EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (Registration No. 333-270919) of Catheter Precision, Inc. (formerly, Ra Medical Systems, Inc.) (the “Company”) of our report dated March 28, 2023, relating to our audits of the Company’s financial statements as of December 31, 2022 and 2021, and for years then ended, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

/s/ Haskell & White LLP HASKELL & WHITE LLP

Irvine, California

December 22, 2023